UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 10, 2013

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, we entered into new employment agreements with our Chief Executive Officer, Thomas Lapinski, our President, John Brda, and our Chief Financial Officer (and principal accounting officer), Roger Wurtele.  Our Board had previously agreed to the principal terms of the agreements for Messrs. Lapinski and Brda in September, but the written agreements were not finalized until October 10.  A brief description of each agreement follows:

For Thomas Lapinski, we entered into an employment agreement with Opal Marketing and Consulting, Inc. (“Opal”), which agreement is effective as of July 1, 2013.  Mr. Lapinski owns and is the President of Opal.  The agreement states that Opal will provide the services of Mr. Lapinski to serve as our Chief Executive Officer.  The agreement has a term that expires on June 30, 2014 and provides that we will pay Opal a base fee equal to $15,000 per month.  The agreement also provides for an increase in Opal’s base fee of (i) $5,000 per month when we achieve 500 barrels of oil or gas equivalent per day (“BOEPD”) in net production (ii) an additional $5,000 per month when we achieve 750 BOEPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOEPD in net production.  Opal is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

We entered into an amendment to the employment agreement with John A. Brda that was previously entered into in January 2012.  The agreement, as amended, has a term that expires in December 2016 and provides for a base salary of $15,000 per month.  The agreement also provides for an increase in his base salary of (i) $5,000 per month when we achieve 500 BOEPD in net production (ii) an additional $5,000 per month when we achieve 750 BOEPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOEPD in net production.  He is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

The employment agreement with Roger Wurtele has a term of three years and provides for a base salary of $10,000 per month.  The agreement also provides for an increase in his base salary of (i) $2,500 per month when we achieve 500 BOEPD in net production (ii) an additional $2,500 per month when we achieve 750 BOEPD in net production, and (iii) an additional $2,500 per month when we achieve 1,000 BOEPD in net production.  He is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  Further, he is to receive 300,000 stock options with a term of five years and an exercise price of $2.09 per share, of which 100,000 will vest at signing, 100,000 will vest on the first anniversary of his employment, and 100,000 will vest on the second anniversary of his employment.  The employment agreement includes a confidentiality provision and a non-compete provision.

Also on October 10, 2013, we entered into an amendment to the employment agreement with our Chief Operating Officer, Willard G. McAndrew III, whereby, in connection with his compensation, all references in the agreement to “barrels of oil per day” are changed to “barrels of oil or gas equivalent per day.”

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement (with Thomas Lapinski)
10.2	Employment Agreement (with John A. Brda)
10.3	Employment Agreement (with Roger Wurtele)
10.4	Amendment to Employment Agreement (with Willard McAndrew III)
10.5	Employment Agreement (with Willard McAndrew III)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: October 14, 2013	By: /s/ John A. Brda
John A. Brda
President

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